UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 13, 2009

GS FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Louisiana	000-22269	72-1341014
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3798 Veterans Boulevard, Metairie, Louisiana		70002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(504) 457-6220

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)           Not applicable.

(b)           On July 13, 2009, Martin S. Friedman resigned as a director of GS Financial Corp. (the “Company”) as well as its wholly owned subsidiary, Guaranty Savings Bank (the “Bank”).  The resignation followed Mr. Friedman's receipt of a letter (the “Letter”) from the Office of Thrift Supervision (the “OTS”) which indicates the OTS's view that Mr. Friedman together with Donald C. Scott, Riggs Qualified Partners, LLC, Philip J. Timyan and F.J. Capital Long/Short Equity Fund LLC (collectively, the “Group”) acquired control (within the meaning of OTS regulations), without the prior approval of the OTS as required by OTS regulations implemented under the Savings and Loan Holding Company Act and the Change in Bank Control Act.  As a result, the OTS Letter stated that Mr. Friedman should resign as a director of the Company and the Bank and that no other representative of the Group should be appointed to the board of directors of the Company or the Bank while the Group holds, in the aggregate, more that 10% of the outstanding shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).  The Letter also states that the Group should divest itself of the beneficial ownership of all shares of Common Stock collectively owned by the Group in excess of 10% of the outstanding shares of Common Stock.  Furthermore, while the Group’s holdings exceed 10% of the outstanding Common Stock, the Group should refrain from voting its shares of Common Stock.

A copy of Mr. Friedman’s letter of resignation is attached hereto as Exhibit 17.1, which is incorporated herein by reference.

(c)	Not applicable.
(d)	Not applicable.
(e)	Not applicable.
(f)	Not applicable.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

The following exhibit is included with this Report.

Exhibit Number	Description
17.1	Letter of resignation from Martin S. Friedman, received July 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GS FINANCIAL CORP.

Date: July 16, 2009	By:	/s/ Stephen E. Wessel
Stephen E. Wessel
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
17.1	Letter of resignation from Martin S. Friedman, received July 13, 2009.